UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2006

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Vincera, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-51522	74-2912383
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
611 South Congress Avenue, Suite 350 Austin, TX 78704 (Address of principal executive offices)

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512-443-8749

 (Registrant's telephone number)

Not Applicable

(Former name or former address if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

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  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2006, Vincera, Inc. (the “Company”) and Monterey & Great Pacific Corporation (the Company's existing landlord) executed an Additional Space Modification to Lease Contract and Extension of Primary Lease Agreement, which provides for extension of the Company's current lease along with the acquisition of additional adjacent space.  The extension of the lease term is to January 31, 2008.  The new lease rate is $7,525 per month, all inclusive.  Additional terms in the extension call for a right of first refusal for contiguous space and a right to extend the lease for two years at the same costs upon the termination of the current extension period.  Except as set forth in the extension agreement, the Company's current lease remains in full force and effect.  There are no material relationships between the Company and Monterey & Great Pacific Corporation, other than the current lease and the extension agreement.

The foregoing summary of the extension agreement is qualified in its entirety by reference to the copy of the extension agreement, which is filed as an exhibit to this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

On January 26, 2006, the Company had an interim close of the private placement of 1,742,119 shares of its Common Stock to 17 accredited investors for a cash price of $0.36 per share.  Each investor also received a five year Common Stock Purchase Warrant for twenty-five percent (25%) of their investment at an exercise price of $0.50 per share, which warrants are only exercisable if the Company does not have an effective registration statement on or before 120 days from the date of the final close of the offering.  The aggregate proceeds of the offering were $627,162.  The placement agent received a fee of approximately $43,901.00, 17,421 shares of common stock, plus a warrant to purchase 121,948 shares of common stock at an exercise price of $0.36 per share, and a warrant to purchase 69,685 shares of common stock at an exercise price of $0.594 per share.  These warrants are exercisable for a period of eighteen months from the date of the final close of the offering.

In addition, the Company issued 5,367,225 shares of Common Stock in exchange for the cancellation of indebtedness outstanding pursuant to Subordinated Promissory Notes, at the conversion price of $0.36 per share to 34 holders of the notes.  In conjunction with the cancellation of the notes, the Company issued warrants for 2,710,492 shares of Common Stock at an exercise price of $0.50 per share to the holders of the Subordinated Promissory Notes that canceled the indebtedness and converted to Common Stock.  These warrants are exercisable for a period of eighteen months from the date of the final close of the offering.  The Company did not receive any cash proceeds from the conversion of the notes. The placement agent will receive a fee of approximately $134,904.54, 53,673 shares of common stock, plus a warrant to purchase 375,706 shares of common stock at an exercise price of $0.36 per share, plus a warrant to purchase 214,689 shares of common stock at an exercise price of $0.594 per share.  These warrants are exercisable for a period of eighteen months from the date of the final close of the offering.

The Company also converted the indebtedness of 21 holders under Convertible Promissory Notes into 2,769,655 shares of Common Stock at a conversion price of $0.36 per share.  The Company did not receive any cash proceeds from the conversion of the notes and there were no commissions or compensation paid to the placement agent or any other entity.

Such issuances were made pursuant to a private placement to a limited number of accredited investors and was exempt from registration under Rule 506 under Section 4(2) of the Securities Act of 1933.

The forms of Securities Purchase Agreements and Warrants executed with the investors are attached as exhibits hereto.  The foregoing summaries of the agreements are qualified in their entirety by reference to the copies of the agreements filed as exhibits to this Form 8-K and the Placement Agreement filed previously with our Form 10-SB on September 12, 2005.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
10.41	Additional Space Modification to Lease Contract and Extension of Primary Lease Agreement, dated January 25, 2006, between the Company and Monterey & Great Pacific Corporation
10.42	Form of Securities Purchase Agreement (New Investors and Subordinated Promissory Note Conversions)
10.43	Form of Warrant for New Investors
10.44	Form of Warrant for Subordinated Promissory Note Conversions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCERA, INC. By: /s/ David R. Malmstedt David R. Malmstedt, President and Chief Executive Officer Date: January 30, 2006